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                                                                      EXHIBIT 11

                               STERICYCLE, INC. AND SUBSIDIARIES
                         STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
                                          (UNAUDITED)

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
                                                       For the three months       For the nine months
                                                        ended September 30,       ended September 30,
                                                       ----------------------    ----------------------
                                                          1997        1996          1997         1996
                                                       ----------   ---------    ----------    ---------
Weighted average common shares outstanding . . . . .   10,360,219   7,668,295     9,999,026    6,663,738
Assumed conversion of Safeway note . . . . . . . . .            0      98,001             0       98,001

Net effect of dilutive stock options and
  warrants based on the treasury stock
  method using the mid-point of the
  offering price of $9.00 per share until
  the initial public offering on August 23,
  1996. . . . . . . . . . . . . . . . . . . . . . . .           0     436,259             0      640,177

Common stock issuable upon assumed conversion
  of stock options and warrants . . . . . . . . . . .     479,217           0       481,156            0
                                                       ----------   ---------    ----------    ---------

Total                                                  10,839,436   8,202,555    10,480,182    7,401,916
                                                       ----------   ---------    ----------    ---------
                                                       ----------   ---------    ----------    ---------

Net income (loss)                                       $     529   $    (486)   $      811    $  (1,580)
                                                       ----------   ---------    ----------    ---------
                                                       ----------   ---------    ----------    ---------

Per share amount                                        $    0.05   $   (0.06)   $     0.08    $   (0.21)
                                                       ----------   ---------    ----------    ---------
                                                       ----------   ---------    ----------    ---------

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